Exhibit 10.1

Amendment No.4

to Agreement between the Attorney General of the State of New York and the Superintendent of

Insurance of the State of New York, and

Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates

(collectively, "Marsh") dated January 30, 2005, as amended

(hereinafter, the "Settlement Agreement")

WHEREAS, pursuant to paragraph 33 of the Settlement Agreement, the parties recognize that Marsh has the right to request that the parties modify the Agreement if compliance with any aspect of this Agreement proves impracticable; and

WHEREAS, the parties have agreed to amend the Settlement Agreement to permit Marsh to engage in certain business practices, consistent with the terms and conditions of this Agreement;

NOW, THEREFORE, the parties hereby agree that the Settlement Agreement shall be clarified and amended as follows:

1.              Paragraph 8 of the Settlement Agreement is hereby amended, such that the first and second sentences shall be amended to read as follows:

“In connection with its insurance brokerage, agency, producing, consulting and other services in placing, renewing, consulting on or servicing any insurance policy, Marsh shall accept only: a specific fee to be paid by the client; a specific percentage commission on premium to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; a specific fee for service(s) to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the insurance policy; or a combination of fee and commission. Marsh shall accept no such commissions or fees unless, before the binding of any such policy, or provision of any such service: (a) Marsh in plain, unambiguous written language fully discloses such commissions or fees in either dollars or percentage amounts, and the specific nature of each service for which fees are to be received; and (b) the U.S. client consents in writing.”

2.         Paragraph 15 of the Settlement Agreement is hereby amended in its entirety to read as follows:

“15.     Marsh in placing, renewing, consulting on or servicing any insurance policy shall in writing: a) prior to binding, disclose to each client all quotes and indications sought and all quotes and indications received by Marsh in connection with the coverage of the client’s risk with all terms, including but not limited to any Marsh interest in or contractual agreements with any of the prospective insurers, and all Compensation to be received by Marsh for each quote, in dollars if known at that time or as a percent of premium if the dollar amount is not known at that time, from any insurer or third party in connection with the placement, renewal, consultation on or servicing of insurance for that client; b) provide disclosure to each client and obtain written consent in accordance with ¶ 8 of this Agreement for each client and (c) disclose to each client at the end of each year all Compensation received during the preceding year or contemplated to be received from any insurer or third party in connection with the placement, renewal, consultation on or servicing of that client’s policy, provided that the Superintendent and the Attorney General may modify or limit such annual disclosure requirements in order to reduce unreasonable administrative burden upon Marsh. The parties agree that this Paragraph shall not apply to MGA Compensation.”

3.         Paragraph 22 of the Settlement Agreement is hereby amended in its entirety to read as follows:

“22.     The Board of Directors of Marsh & McLennan Companies, Inc. shall file annual reports with the Superintendent on compliance with the standards of conduct regarding Compensation arrangements for five (5) years commencing in December 2005, which shall also include the amount of each form of Compensation received by Marsh from each insurer with which it placed insurance during the preceding year, provided that the Superintendent may modify or limit such annual report requirements in order to reduce unreasonable administrative burden upon Marsh.”

4.	This amendment may be executed in counterparts.

WHEREFORE, the following signatures are affixed hereto on this 3rd day of August, 2007.

Honorable Andrew Cuomo	Honorable Eric Dinallo
Attorney General	Superintendent of Insurance
State of New York	New York State Insurance Dept.
120 Broadway, 25th Floor	25 Beaver Street
New York, NY 10271	New York, NY 1004

By: /s/ Matthew J. Gaul	By: /s/ Robert H. Easton
Matthew J. Gaul	Robert H. Easton
Assistant Attorney General	Deputy Superintendent
& General Counsel

Marsh & McLennan Companies, Inc.	Marsh Inc.
By: /s/ Michael G. Cherkasky	By: /s/ Brian M. Storms, 8/06/07
Michael G. Cherkasky	Brian M. Storms
President and CEO	Chairman and CEO
1166 Avenue of the Americas	1166 Avenue of the Americas
New York, NY 10036	New York, NY 10036